UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2007

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As Verticalnet, Inc. ("Verticalnet") previously disclosed in its Current Report on Form 8-K filed on October 3, 2006, on September 27, 2006, Verticalnet received written notification from The Nasdaq Stock Market ("Nasdaq") that the bid price of its common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share (the "Minimum Price Requirement") required for continued listing under Nasdaq Marketplace Rule 4310(c)(4) (the "Rule"). Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(D), Verticalnet was provided an initial period of 180 calendar days, or until March 26, 2007, to regain compliance.

On March 27, 2007, Verticalnet received written notification from Nasdaq, which stated that Verticalnet had not regained compliance with the Minimum Price Requirement. In addition, the determination letter states that the Company was not eligible for an additional 180 day compliance period because it did not meet the $5 million minimum stockholders’ equity and the $5 million minimum market value of listed shares initial inclusion criteria set forth in Marketplace Rule 4310(c). As a result, Verticalnet’s common stock is subject to delisting from the Nasdaq Capital Market at the opening of business on April 5, 2007, unless Verticalnet requests an appeal hearing before the Panel, in accordance with Nasdaq Marketplace Rule 4800 Series. Verticalnet has requested a hearing before the Panel to appeal the Staff’s delisting determination. This request for a hearing is expected to stay the delisting of Verticalnet’s common stock pending the Panel’s decision. There can be no assurance the Panel will grant Verticalnet’s request for continued listing.

The Company issued a press release regarding the foregoing on April 2, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, on August 16, 2005, Verticalnet issued $6.6 million aggregate principal amount of Senior Secured Convertible Promissory Notes due July 2, 2007 (the "Notes"). On April 2, 2007, pursuant to the terms of the Notes, Verticalnet paid an aggregate of $301,275 as payment of principal and interest then due on the Notes through the issuance of an aggregate of 649,422 shares of Verticalnet's common stock and the payment of $31,398.41 in cash to the holders of the Notes (the "Note Holders").

The shares of Verticalnet's common stock were issued to the Note Holders, each an accredited investor, in reliance on the exemption from registration provided by Rule 506 promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Exhibit Description

99.1 Press release dated April 2, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

April 2, 2007	By:	Jonathan T. Cohen

Name: Jonathan T. Cohen
Title: VP and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 2, 2007